UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2023

Chase Packaging Corporation
(Exact name of registrant as specified in its charter)

Texas	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

106 West River Road Rumson, NJ	07760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Effective October 16, 2023, the client-auditor relationship between Chase Packaging Corporation (the “Company”) and Heaton & Company, PLLC (the “Former Auditor”) was terminated upon the resignation of the Former Auditor as the Company’s independent registered accounting firm. Effective October 17, 2023, the Company engaged GreenGrowth CPAs (“GreenGrowth”) as its principal independent public accountant to review the Company’s financial statements as of and for the period ending September 30, 2023 and to audit the Company’s financial statements for the year ending December 31, 2023. The decision to change accountants was recommended and approved by the Company’s Board of Directors.

The Former Auditor’s reports on the financial statements of the Company for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(b) During the years ended December 31, 2022 and 2021 and in the subsequent interim periods through the date the relationship with the Former Auditor concluded, there were no disagreements between the Former Auditor and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Auditor would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

There have been no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K during the years ended December 31, 2022 and 2021 or in any subsequent interim periods through the date the relationship with the Former Auditor ceased.

The Company has authorized the Former Auditor to respond fully to any inquiries of the Company’s new audit firm, GreenGrowth, relating to its engagement as the Company’s independent accountant. The Company has requested that the Former Auditor review the disclosure contained in this Report and the Former Auditor has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respect in which it does not agree with the statements made by the Company herein. The Company will file such letter with the Securities and Exchange Commission (the “Commission”) as an exhibit to an amendment to this Current Report on Form 8-K/A within two days of receiving it but no later than ten days after the filing of this Report.

(c) The Company has not previously consulted with GreenGrowth regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2022 and 2021 and any later interim period, including the interim period up to and including the date the relationship with the Former Auditor ceased. GreenGrowth has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). GreenGrowth has elected not furnish a letter to the Commission.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K:

16.1	Letter from Heaton & Company, PLLC to the Securities and Exchange Commission dated October 20, 2023.
104	Cover Page Interactive Data file (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: October 20, 2023	By:	/s/ Ann C.W. Green
Ann C.W. Green
Chief Financial Officer

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